UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2024

APARTMENT INCOME REIT, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24497	84-1275621
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue, New York, New York	10154
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-5000
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the offer letters described below, the board of directors (the “Board”) of Apartment Income REIT LLC (f/k/a Apartment Income REIT Corp.) (the “Company”), the sole member of the sole member of the general partner of Apartment Income REIT, L.P. (the “Partnership”), appointed Lisa R. Cohn and Keith M. Kimmel, the current co-principal executive officers of the Company and its subsidiaries and affiliated entities (“AIR”), as Co-Presidents of AIR.  Ms. Cohn, age 55, will also continue serving as General Counsel and Secretary and a director of the Board, and Mr. Kimmel, age 53, will also continue serving as President of Property Operations.   The Partnership’s Form 10-K/A, filed with the Securities and Exchange Commission on April 29, 2024, contains biographical information for each of Ms. Cohn and Mr. Kimmel.

Offer Letter with Ms. Cohn

The Partnership entered into an offer letter with Ms. Cohn, effective as of October 18, 2024, which provides for (i) an annual base salary of $550,000, (ii) eligibility for annual performance bonuses in a target amount equal to $850,000, (iii) participation in AIR’s long term incentive plan with an annual target grant date value of $1,750,000, (iv) participation in AIR’s promote pool with an initial grant representing the right to receive 8% of AIR’s promote pool and eligibility for additional grants upon future AIR investments and investments managed by AIR, (v) a cash sign-on award equal to $778,965, (vi) paid time off and (vii) participation in the Partnership’s employee benefit plans. For performance year 2024, pursuant to her offer letter, Ms. Cohn will be eligible to receive, subject to achievement of individual and AIR performance goals, (A) for the period between January 1, 2024 and June 28, 2024, a pro-rata portion of her target bonus as in effect prior to June 28, 2024 equal to $550,000 and (B) for the period between June 29, 2024 and December 31, 2024, a pro-rata portion of her target bonus as now in effect, which total amount for the 2024 performance year will not be less than $550,000.

In addition, Ms. Cohn’s offer letter provides that, if Ms. Cohn’s employment is terminated by the Partnership without “cause” or by Ms. Cohn for “good reason” (each as defined in Ms. Cohn’s offer letter) within 12 months of the effective date of the offer letter, or due to her death or incapacity at any time, Ms. Cohn will be eligible to receive the following severance payments: (i) an amount equal to 12 months of her base salary, (ii) an amount equal to her target annual bonus, (iii) any earned and unpaid annual bonuses not yet received, (iv) the amount of the Partnership’s share of healthcare insurance premiums for 18 months, and (v) in the case of death or incapacity only, pro-rata vesting of her long-term incentive and AIR promote grants.

Further, the restrictive covenant agreement attached to Ms. Cohn’s offer letter includes covenants in respect of confidentiality of information, assignment of certain intellectual property, non-competition, non-solicitation and non-disparagement. The confidentiality and mutual non-disparagement covenants have an indefinite term, and the non-competition and non-solicitation covenants are effective during Ms. Cohn’s employment and until the first anniversary of her termination of employment.

The foregoing description of Ms. Cohn’s offer letter is a summary and is qualified in its entirety by reference to the complete terms of such offer letter, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Offer Letter with Mr. Kimmel

The Partnership entered into an offer letter with Mr. Kimmel, effective as of October 18, 2024, which provides for (i) an annual base salary of $550,000, (ii) eligibility for annual performance bonuses in a target amount equal to $850,000, (iii) participation in AIR’s long term incentive plan with an annual target grant date value of $1,750,000, (iv) participation in AIR’s promote pool with an initial grant representing the right to receive 12% of AIR’s promote pool and eligibility for additional grants upon future AIR investments and investments managed by AIR, (v) a cash sign-on award equal to $690,215, (vi) paid time off and (vii) participation in the Partnership’s employee benefit plans. For performance year 2024, pursuant to his offer letter, Mr. Kimmel will be eligible to receive, subject to achievement of individual and AIR performance goals, (A) for the period between January 1, 2024 and June 28, 2024, a pro-rata portion of his target bonus as in effect prior to June 28, 2024 equal to $800,000 and (B) for the period between June 29, 2024 and December 31, 2024, a pro-rata portion of his target bonus as now in effect, which total amount for the 2024 performance year will not be less than $800,000.

In addition, Mr. Kimmel’s offer letter provides that, if Mr. Kimmel’s employment is terminated by the Partnership without “cause” or by Mr. Kimmel for “good reason” (each as defined in Mr. Kimmel’s offer letter) within 12 months of the effective date of the offer letter, or due to his death or incapacity at any time, Mr. Kimmel will be eligible to receive the following severance payments: (i) an amount equal to 12 months of his base salary, (ii) an amount equal to his target annual bonus, (iii) any earned and unpaid annual bonuses not yet received, (iv) the amount of the Partnership’s share of healthcare insurance premiums for 18 months, and (v) in the case of death or incapacity only, pro-rata vesting of his long-term incentive and AIR promote grants.

Further, the restrictive covenant agreement attached to Mr. Kimmel’s offer letter includes covenants in respect of confidentiality of information, assignment of certain intellectual property, non-competition, non-solicitation and non-disparagement. The confidentiality and mutual non-disparagement covenants have an indefinite term, and the non-competition and non-solicitation covenants are effective during Mr. Kimmel’s employment and until the first anniversary of his termination of employment.

The foregoing description of Mr. Kimmel’s offer letter is a summary and is qualified in its entirety by reference to the complete terms of such offer letter, which is filed herewith as Exhibit 10.2 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description
10.1	Offer Letter, effective as of October 18, 2024, by and between Lisa Cohn and Apartment Income REIT, L.P.
10.2	Offer Letter, effective as of October 18, 2024, by and between Keith Kimmel and Apartment Income REIT, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APARTMENT INCOME REIT, L.P.
By: AIR-GP LLC, its General Partner

Dated: October 24, 2024	By:	/s/ Paul Beldin
Name: Paul Beldin
Title: Executive Vice President and Chief Financial Officer